UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2005

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

001-09120	Public Service Enterprise Group Incorporated (a New Jersey Corporation) 80 Park Plaza P.O. Box 1171 Newark, New Jersey 07101-1171 (973) 430-7000	22-2625848
000-49614	PSEG Power LLC (a Delaware Limited Liability Company) 80 Park Plaza-T25 Newark, New Jersey 07102-4194 (973) 430-7000	22-3663480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information.

Item 2.06 Material Impairments

Public Service Enterprise Group Incorporated (PSEG) announced today that its subsidiary, PSEG Power LLC (Power), has reached an agreement to sell its Waterford Energy Center located in Waterford, Ohio (Washington County), to Columbus Southern Power Company, a subsidiary of American Electric Power Company (AEP). The facility is an 821-megawatt, gas-fired combined cycle electric generating plant that entered commercial operation in the summer of 2003.

The sale price for the facility and inventory is $220 million. The proceeds, together with anticipated reduction in tax liability, will be approximately $300 million, which will be used to retire debt. PSEG and Power have determined that as of the date of this report, the transaction will result in an after-tax charge to PSEG and Power earnings of approximately $180 million, or about 74 cents per share of PSEG common stock and will be reflected as a charge to discontinued operations in the second quarter of 2005.

The sale is subject to approval by the Federal Energy Regulatory Commission, the Securities and Exchange Commission, compliance with the Hart Scott Rodino and Public Utility Holding Company acts, and may also require certain state regulatory approvals in Ohio. It is anticipated that the transaction will close in the third quarter of 2005.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99	Press Release announcing the agreement to sell the Waterford Energy Center dated May 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Public Service Enterprise Group Incorporated

/s/ Patricia A. Rado

Patricia A. Rado

Vice President and Controller

May 27, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSEG Power LLC

/s/ Patricia A. Rado

Patricia A. Rado

Vice President and Controller

May 27, 2005